Exhibit 10.30

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT, dated as of the [    ] day of [    ], 2008, between Unum Group, a Delaware corporation (the “Company”), and [        ] (the “Employee”).

W I T N E S S E T H

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.     Grant, Vesting and Forfeiture of Restricted Stock Units.

(a)        Grant.  Subject to the provisions of this Agreement and to the provisions of the Unum Group Stock Incentive Plan of 2007 (the “Plan”), the Company hereby grants to the Employee, as of [        ] (the “Grant Date”), [        ] Restricted Stock Units (the “Restricted Stock Units”), each with respect to one share of common stock of the Company, par value $0.10 per Share (“Common Stock”). All capitalized terms used herein, to the extent not defined, shall have the meaning set forth in the Plan.

(b)        Vesting during the Restriction Period.  Subject to the terms and conditions of this Agreement and the Employee’s continued employment through the dates on which the Committee certifies that the Threshold Performance Goal (as defined on Exhibit A) and the Performance Goal (as defined on Exhibit A) are achieved during the applicable Performance Period (as defined on Exhibit A), the Employee shall vest in a number of shares as determined in accordance with Table 2 of Exhibit A based on Stock Price (as defined on Exhibit A) minus such number of shares as have previously vested under this Agreement with respect to a prior Performance Period (such period during which restrictions apply is the “Restriction Period”).

(c)        Forfeiture upon Termination of Employment; Accelerated Vesting upon Termination Due to Death, Disability, Retirement or Job Elimination.  Upon the Employee’s Termination of Employment for any reason other than due to the Employee’s death, Disability, Retirement or termination by the Company by reason of a Job Elimination during a Restriction Period, all Restricted Stock Units still subject to restriction shall be forfeited. Upon the Employee’s Termination of Employment during a Restriction Period due to the Employee’s death, Disability or Retirement or by the Company by reason of a Job Elimination: (i) for any Performance Period that has ended as of the date on which the Termination of Employment occurs but pursuant to which Restricted Stock Units have not yet settled in accordance with Section 2 below, and subject to the achievement of the Threshold Performance Goals and the Performance Goals during such Performance Period, the Employee shall, at the time that the Restricted Stock Units for active employees of the Company generally are settled in accordance with Section 2 below, receive settlement of a number of Restricted Stock Units that the Employee would have received had the Employee remained employed through the date on which Restricted Stock Units are generally settled for such Performance Period, (ii) for the Performance Period that will end immediately following the date on which the Termination of Employment occurs, and subject to the achievement of the Threshold

Performance Goal and Performance Goal during the applicable Performance Period, the Employee shall, at the time that the Restricted Stock Units of active employees of the Company generally are settled for such Performance Period in accordance with Section 2 below, vest and receive settlement of a number of Restricted Stock Units equal to the product of (A) (1) the excess, if any, of the number of Restricted Stock Units in which the Employee would vest for such Performance Period determined based on the Stock Price as if the Performance Period had ended as of the date of the Termination of Employment over (2) such number of shares as have already vested under this Agreement with respect to a prior Performance Period and (B) a fraction, the numerator of which is the number of full and partial months in the Pro Ration Period (as defined on Exhibit A) from the commencement of the Pro Ration Period until the date of Termination of Employment and the denominator of which is the total number of months in the Pro Ration Period and (iii) the opportunity of the Employee to vest in or receive settlement of any additional Restricted Stock Units with respect to any further Performance Periods shall terminate.

For purposes of this Agreement, “Retirement” shall mean the Employee’s Termination of Employment after the attainment of age 65 or the attainment of age 55 and at least 15 years of continuous service, in each case, only if such Termination of Employment is approved as a “Retirement” by (x) the Committee in the case of an Employee who is subject to Section 16 of the Exchange Act or a “covered employee” within the meaning of Section 162(m) of the Code or (y) the Chief Executive Officer or Senior Vice President, Human Resources, in the case of all other individuals. For purposes of this Agreement, employment with the Company shall include employment with the Company’s Affiliates and its successors. For purposes of this Agreement, “Job Elimination” shall mean a termination by the Company by reason of an elimination of the position in which the Employee was serving as of immediately prior to such Termination of Employment.

Nothing in this Agreement or the Plan shall confer upon the Employee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any such Affiliates to terminate the Employee’s employment at any time.

2.     Settlement of Units.

Subject to Section 8 (pertaining to the withholding of taxes), as soon as practicable after a Restriction Period expires, but in no event later than March 15th of the year following the year in which the Restricted Stock Units are vested, the Company shall deliver to the Employee or his or her personal representative, in book-position or certificate form, one Share that does not bear any restrictive legend making reference to this Agreement for each Share subject to the Restricted Stock Unit.

3.     Nontransferability of the Restricted Stock Units.

During the Restriction Period and until such time as the Restricted Stock Units are ultimately settled as provided in Section 2 above, the Restricted Stock Units and the Shares covered by the Restricted Stock Units shall not be transferable by the Employee by means of sale, assignment, exchange, encumbrance, pledge, hedge or otherwise. Any purported or attempted transfer of such Shares or such rights shall be null and void.

4.     Rights as a Stockholder.

During the Restriction Period, the Employee shall not be entitled to any rights of a stockholder with respect to the Restricted Stock Units (including, without limitation, any voting rights), provided that with respect to any dividends paid on Shares underlying the Restricted Stock Units, such dividends will be reinvested into additional Restricted Stock Units, which shall vest at such time as the underlying Restricted Stock Units vest and be settled at such time.

5.     Adjustment; Change in Control.

In the event of certain transactions during a Restricted Period, the Restricted Stock Units shall be subject to adjustment as provided in Section 3(d) of the Plan or any applicable successor provision under the Plan. Notwithstanding the provisions of Section 10(a) of the Plan or Section 1 of this Agreement to the contrary, in the event of a Change in Control, (a) the Threshold Performance Goal and Performance Goal with respect to any Performance Period that has not ended as of the date of the Change in Control shall be deemed to be achieved as of the date of the Change in Control and the Employee shall vest in a number of Restricted Stock Units determined based on the Stock Price as if the Performance Period had ended as of the date of the Change in Control, (b) fifty percent of the remaining Restricted Stock Units, if any, shall vest upon the earlier of (i) the Employee’s Termination of Employment for any reason other than a termination (A) by the Company for Cause or (B) by the Employee without Good Reason and (ii) December 31, 2011 and (c) the remainder of the Restricted Stock Units, if any, shall be forfeited, provided that, in the event that the Restricted Stock Units are not assumed in connection with the Change in Control, the Employee shall vest in the Restricted Stock Units described in clauses (a) and (b) above immediately prior to the Change in Control.

For purposes of this Agreement, “Good Reason” (1) shall have the meaning set forth in the Employee’s applicable employment or change in control severance or change in control employment agreement or plan as in effect on the date hereof or (2) if the Employee is not party to such an agreement or does not participate in such a plan or if such an agreement or plan does not define Good Reason, shall mean a material diminution in annual base salary or annual target bonus as in effect immediately prior to a Change in Control other than an isolated, insubstantial and inadvertent action not taken in bad faith, but only in the absence of a written consent by the Employee, and only if the Employee provides notice to the Company of the existence of the condition constituting Good Reason within a period not to exceed 90 days of the initial existence of the condition and the Company fails to remedy the condition within 30 days of such notice.

6.     Payment of Transfer Taxes, Fees and Other Expenses.

The Company agrees to pay any and all original issue taxes and stock transfer taxes that may be imposed on the issuance of shares received by an Employee in connection with the Restricted Stock Units, together with any and all other fees and expenses necessarily incurred by the Company in connection therewith.

7.     Other Restrictions.

(a)        The Restricted Stock Units shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law is required, or (ii) the consent or approval of any government regulatory body is required, then in any such event, the grant of Restricted Stock Units shall not be effective unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(b)        The Employee acknowledges that the Employee is subject to the Company’s policies regarding compliance with securities laws. If the Employee is a Restricted Person under the Company’s Insider Trading Policy (as in effect from time to time and any successor policies), the Employee shall be required to obtain pre-clearance from the General Counsel or Securities Counsel of the Company prior to purchasing or selling any of the Company’s securities, including any shares issued upon vesting of the Restricted Stock Units, and may be prohibited from selling such shares other than during an open trading window. The Employee further acknowledges that, in its discretion, the Company may prohibit the Employee from selling such shares even during an open trading window if the Company has concerns over the potential for insider trading.

8.     Taxes and Withholding.

No later than the date as of which an amount first becomes includible in the gross income of the Employee for federal, state, local, foreign income, employment or other tax purposes with respect to any Restricted Stock Units, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount. The obligations of the Company under this Agreement shall be conditioned on compliance by the Employee with this Section 8, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Employee, including deducting such amount from the delivery of shares upon settlement of the Restricted Stock Units that gives rise to the withholding requirement.

9.     Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Employee:

At the most recent address

on file at the Company.

If to the Company:

Unum Group

1 Fountain Square

Chattanooga, Tennessee 37402

Attention: Executive Compensation, Human Resources

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 9. Notices and communications shall be effective when actually received by the addressee. Notwithstanding the foregoing, the Employee consents to electronic delivery of documents required to be delivered by the Company under the securities laws.

10. Effect of Agreement.

This Agreement is personal to the Employee and, without the prior written consent of the Company, shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

11. Laws Applicable to Construction; Consent to Jurisdiction.

The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without reference to principles of conflict of laws, as applied to contracts executed in and performed wholly within the State of Delaware. In addition to the terms and conditions set forth in this Agreement, the Restricted Stock Units are subject to the terms and conditions of the Plan, which is hereby incorporated by reference.

12. Severability.

The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

13. Conflicts and Interpretation.

Unless the provisions of the Plan are expressly overridden in a specific reference to the applicable Plan provision, in the event of any conflict between this Agreement and the Plan, the Plan shall control. In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (a) interpret the Plan, (b) prescribe, amend and rescind rules and regulations relating to the Plan, and (c) make all other determinations deemed necessary or advisable for the administration of the Plan. The Employee hereby acknowledges that a copy of the

Plan has been made available to him and agrees to be bound by all the terms and provisions thereof. The Employee and the Company each acknowledges that this Agreement (together with the Plan) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or either of them, with respect to the subject matter hereof.

14. Amendment.

The Company may modify, amend or waive the terms of the Restricted Stock Unit award, prospectively or retroactively, but no such modification, amendment or waiver shall materially impair the rights of the Employee without his or her consent, except as required by applicable law, stock exchange rules, tax rules or accounting rules. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

15. Section 409A.

It is the intention that the Restricted Stock Units do not constitute “deferred compensation” within the meaning of Section 409A of the Code, and it is the intention and belief of the Company that the provisions of this Agreement comply in all respects with Section 409A of the Code. If the Company determines after the Grant Date that an amendment to this Agreement is necessary to ensure the foregoing, it may, notwithstanding Section 14, make such amendment, effective as of the Grant Date or any later date, without the consent of the Employee.

16. Headings.

The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

17. Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

18. Waiver and Release.

In consideration for the granting of the Restricted Stock Units, the Employee hereby waives any and all claims whether known or unknown that the Employee may have against the Company and its affiliates and their respective directors, officers, stockholders, agents or employees arising out of, in connection with or related to the Employee’s employment, except for (1) claims under this Agreement, (2) claims that arise after the date hereof and obligations that by their terms are to be performed after the date hereof, (3) claims for compensation or benefits under any compensation or benefit plan or arrangement of the Company and its affiliates, (4) claims for indemnification respecting acts or omissions in connection with the Employee’s service as a director, officer or employee of the Company or its affiliates, (5) claims for insurance coverage under directors’ and officers’ liability insurance policies maintained by the Company or its affiliates, or (6) any right the Employee may have to obtain contribution in the event of the entry of judgment against the Company as a result of any act or failure to act for which both the Employee and the Company or any of its affiliates are jointly responsible. The Employee waives any and all rights under the laws of any state (expressly including but not limited to Section 1542 of the California Civil Code), which is substantially similar in wording or effect as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the Release, which if known by him must have materially affected his settlement with the debtor.”

            This waiver specifically includes all claims under the Age Discrimination in Employment Act of 1967, as amended. The Employee (a) acknowledges that he has been advised to consult an attorney in connection with entering into this Agreement; (b) has twenty-one (21) days to consider this waiver and release; and (c) may revoke this waiver and release within seven (7) days of execution upon written notice to Legal Counsel, Employment and Labor, Law Department, Unum Group, One Fountain Square, Chattanooga, Tennessee 37402. The waiver and release will not become enforceable until the expiration of the seven (7) day period. In the event that the waiver and release is revoked during such seven (7) day period, the grant shall be void and of no further effect.

IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set the Employee’s hand.

PARTICIPANT	UNUM GROUP

Signature:	By:
Name:
Title:
(Print Name)